Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251526 on Form N-2 of our report dated February 17, 2021 relating to the financial statement of BlackRock Innovation and Growth Trust, appearing in the Statement of Additional Information and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 17, 2021